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                                                                    EXHIBIT 24


INDEPENDENT AUDITORS' CONSENT

IDEX Corporation:


We consent to the incorporation by reference in the Registration Statements (File Numbers 33-47678, 33-56586, and 33-67688) of IDEX Corporation on Form S-8 of our reports dated January 16, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of IDEX Corporation for the year ended December 31, 1995.







Deloitte & Touche LLP
Chicago, Illinois

February 28, 1996